UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2022

Hippo Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39711	32-0662604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Forest Avenue

Palo Alto, California 94301

650 294-8463

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HIPO	New York Stock Exchange
Warrants to purchase common stock	HIPO.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 19, 2022, Hippo Holdings Inc. (“Hippo” or the “Company”) received a notice from the New York Stock Exchange (“NYSE”) that the Company is not in compliance with the NYSE continued listing standard as set forth in Section 802.01C of the NYSE Listed Company Manual, as the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30-trading day period. The notification of non-compliance has no immediate effect on the listing or trading of Hippo’s common stock on the NYSE, subject to the Company’s compliance with the NYSE’s other continued listing requirements.

As required by the NYSE, the Company intends to respond to the NYSE within ten business days with respect to its intent to cure the deficiency. Pursuant to Section 802.01C, the Company has six months following receipt of the notification to regain compliance with the minimum share price requirement, with the possibility of extension at the discretion of the NYSE. In order to regain compliance, on the last trading day in any calendar month during the cure period, the Company’s common stock must have: (i) a closing price of at least $1.00 per share; and (ii) an average closing price of at least $1.00 per share over the 30-trading day period ending on the last trading day of such month. The Company’s failure to regain compliance during this period could result in delisting.

The Company intends to file with the Securities and Exchange Commission and make available to its stockholders a proxy statement in connection with a special meeting of stockholders (the “Special Meeting”) to be held on August 31, 2022. At the Special Meeting, stockholders of record as of the close of business on July 18, 2022 will be asked to approve a proposal (the “Reverse Stock Split Proposal”) to amend the Company’s certificate of incorporation to (a) effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-20 to 1-for-30, such ratio to be determined by the board of directors, or a committee of the board of directors, and included in a public announcement and (b) reduce the number of authorized shares of capital stock of the Company by a corresponding proportion. The Company’s board of directors currently intends to effect the reverse stock split in accordance with the Reverse Stock Split Proposal, if approved by the Company’s stockholders, unless it determines that doing so would not have the desired effect of maintaining the listing of such common stock on the NYSE or would otherwise not be in the best interests of the Company and its stockholders.

The Company encourages stockholders to read the definitive proxy statement (including any amendments or supplements) and other documents relating to the Special Meeting when they become available because they will contain important information. Stockholders may obtain a free copy of the definitive proxy statement (when filed) and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov. When filed, the definitive proxy statement may also be obtained for free from the Company by directing a request to Hippo Holdings Inc., 150 Forest Avenue, Palo Alto, California 94301, Attention: Investor Relations, or at investors@hippo.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description

99.1	Press Release, dated July 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2022

HIPPO HOLDINGS, INC.

By:	/s/ RICHARD MCCATHRON
Richard McCathron
Chief Executive Officer

Exhibit 99.1

Hippo Announces Intention to Complete a Reverse Stock Split

PALO ALTO, Calif. July 19, 2022 – Hippo Holdings Inc. (NYSE: HIPO) intends to file a proxy statement with the Securities and Exchange Commission in connection with a special meeting of stockholders to be held on August 31, 2022. The proxy statement will include a proposal for a reverse stock split at a ratio in the range of 1-for-20 to 1-for-30 and the reduction of the number of authorized shares of capital stock of the company by a corresponding proportion.

The reverse stock split to be proposed to Hippo stockholders in the proxy statement is intended to resolve the issue raised in a non-compliance notice Hippo received from the New York Stock Exchange (the “NYSE”) on July 19, 2022 regarding Section 802.01C of the NYSE Listed Company Manual due to the average closing price of the company’s common stock being less than $1.00 over a consecutive 30 trading-day period. The notification has no immediate effect on the listing or trading of Hippo’s common stock on the NYSE.

Hippo can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period the company has a closing price of at least $1.00 per share and an average closing price of at least $1.00 per share over the 30-trading day period ending on the last trading day of that month.

About Hippo

Hippo is protecting the joy of homeownership, helping to safeguard customers’ most important financial asset by harnessing the power of real-time data, smart home technology, and a growing suite of home services to deliver proactive home protection. Hippo Holdings Inc.’s (NYSE: HIPO) operating subsidiaries include Hippo Insurance Services, Hippo Home Care, First Connect Insurance Services, Spinnaker Insurance Company, Spinnaker Specialty Insurance Company, and Mainsail Insurance Company. Hippo Insurance Services is a licensed property casualty insurance agent with products underwritten by various affiliated and unaffiliated insurance companies. For more information, including licensing details, visit http://www.hippo.com.

Forward-looking statement safe harbor

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Hippo’s intent to file and disseminate a proxy statement with respect to a special meeting of Hippo’s stockholders and to effect a reverse stock split if approved by Hippo’s stockholders. These statements are based on the current expectations of Hippo’s management and are not predictions of actual events and circumstances. All forward-looking statements are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo.

In particular, although Hippo intends to return to compliance with the NYSE’s continued listing standards, there can be no assurance that the company will be able to do so, whether as a result of the company’s inability to obtain stockholder approval for the reverse stock split or a further decline in the company’s stock price. In addition, the failure of the company to remain in compliance with other NYSE listing standards could also result in a delisting of Hippo’s common stock from the NYSE. Hippo also reserves the right, in its discretion, to abandon the reverse stock split at any time prior to filing the applicable amendment to its certificate of incorporation with the Delaware Secretary of State. Additional discussion of factors that could affect the company’s future results is contained in Hippo’s periodic filings with the SEC. In addition, forward-looking statements reflect Hippo’s expectations, plans, or forecasts of future events and views as of the date of this press release. Hippo anticipates that subsequent events and developments will cause Hippo’s assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Hippo’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Important Additional Information for Stockholders

Hippo encourages stockholders to read the definitive proxy statement (including any amendments or supplements) and other documents relating to the Special Meeting when they become available because they will contain important information. Stockholders may obtain a free copy of the definitive proxy statement (when filed) and other documents that Hippo files with the SEC at the SEC’s website at www.sec.gov. When filed, the definitive proxy statement may also be obtained for free from the Company by directing a request to Hippo Holdings Inc., 150 Forest Avenue, Palo Alto, California 94301, Attention: Investor Relations, or at investors@hippo.com.

Contacts

Investors:

Cliff Gallant, VP of Investor Relations

investors@hippo.com

Press:

Mark Olson

press@hippo.com